                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earlier event reported): December 26, 1997



                          NUTRONICS INTERNATIONAL, INC.
             (Exact Name of Registrant as specified in its Charter)



   Delaware                      0-28144                       13-3859706
(State of Incorporation    (Commission File No.)     (IRS Identification Number)
or other Jurisdiction)


                              51 Hudson Point Lane
                            Ossining, New York 10562
                    (Address of Principal Executive Officers)


                                 (914) 941-2863
                          Registrant's telephone number
                               including area code




                         (Former Name or Former Address,
                          if Changed Since Last Report)

Item 1.  Change in Control of Registrant.

         See Item 5.

Item 5.  Other Events.

         The Company has reached an agreement in principal to acquire (the "Acquisition") all of the issued and outstanding capital stock of four holding corporations (the "Targets"), in exchange for 10,000,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Company. The Targets and their affiliates collectively own controlling interests of three Moldovian corporations (the "Asset Entities"). The operations of the Asset Entities consist of a bank, an insurance company and a hotel, all of which entities conduct their operations in Moldovia. Closing of the proposed Acquisition is subject to a number of conditions precedent including, but not limited to, satisfactory due diligence by both of the parties, execution of definitive documentation relating to the Acquisition and the Company effectuating a reverse stock split of the outstanding shares of Common Stock of the Company so that immediately prior to the Acquisition the Company will have issued and outstanding 1,000,000 shares of Common Stock. No assurance can be given when, if ever, that the Acquisition will be completed, or if completed, on any of the terms discussed herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NUTRONICS INTERNATIONAL, INC.


Dated: As of December 26, 1997               By:/s/ Edward Cowle
                                                ----------------------------
                                                Name:  Edward Cowle
                                                Title: President